Exhibit 10.2

ADDENDUM TO STOCK PURCHASE AGREEMENT

This Addendum to Stock Purchase Agreement (“Addendum”) dated as of September 30, 2020, in entered into by and between 1847 Cabinet Inc., a Delaware corporation (the “Buyer”), Kyle’s Custom Wood Shop, Inc., an Idaho corporation (the “Company”), Stephen Mallatt, Jr., an individual, and Rita Mallatt, an individual (each, a “Seller,” and collectively, the “Sellers”), and 1847 Holdings LLC, a Delaware limited liability company (“Buyer Parent”).

This Addendum is made as an addendum to that certain Stock Purchase Agreement dated August 27, 2020, by and between Buyer (aka 1847 Cabinets Inc., a Delaware corporation), the Company, Sellers, and Buyer Parent (“Stock Purchase Agreement”).

The parties desire to enter into this Addendum to clarify and corrected the true legal name of the Buyer (as defined in the Stock Purchase Agreement), and certain other provisions of the Stock Purchase Agreement as provided herein. Any terms not otherwise defined in the Addendum shall have the meaning ascribed to it in the Stock Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned agree as follows:

1. Correction to Buyer Name. The Stock Purchase Agreement erroneously provides the legal name of Buyer (as defined in the Stock Purchase Agreement) as 1847 Cabinets Inc., a Delaware corporation. The entity 1847 Cabinets Inc. does not exist. The true and correct name of Buyer (as defined in the Stock Purchase Agreement) is 1847 Cabinet Inc. As such, all references to 1847 Cabinets Inc. are intended and shall be to 1847 Cabinet Inc. for purposes of the Stock Purchase Agreement and all other agreements, documents, and instruments to be executed and delivered in connection therewith.

2. Confirmation of Buyer Shares. Asset Purchase Agreement Section 2.1(b), provides, in part, that “Buyer Parent will cause its transfer agent to issue to the Sellers an aggregate of 700,000 common shares of the Buyer Parent that, in aggregate, have a value as mutually agreed upon by the parties that is equal to One Million, Four Hundred Thousand Dollars ($1,400,000) (the “Buyer Shares”).” The parties hereby agree that the number of Buyer Shares that shall issue to the Sellers in accordance with the terms of the Stock Purchase Agreement shall be 700,000 Buyer Shares.

The undersigned, and their respective its successors and assigns, shall perform every act that may be reasonably required to effectuate the provisions of Addendum. This Addendum shall be binding on the undersigned and their representatives and assigns. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart signature page by facsimile, electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereto have caused this Addendum to be duly executed as of the date first above written.

BUYER:

1847 Cabinet Inc.

By:	/s/ Ken Yaun
Name:	Ken Yuan
Title:	CEO

BUYER PARENT:

1847 Holdings LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	CEO

COMPANY:

Kyle’s Custom Wood Shop, Inc.

By:	/s/ Stephen Mallatt, Jr.
Name:	Stephen Mallatt, Jr.
Title:	President and CEO

SELLERS:

/s/ Stephen Mallatt, Jr.
Name:	Stephen Mallatt, Jr.

s/ Rita Mallatt
Name:	Rita Mallatt

SIGNATURES - ADDENDUM TO STOCK PURCHASE AGREEMENT